EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             BRAZOS SPORTSWEAR, INC.

                                     I. NAME

      The name of the corporation is Brazos Sportswear, Inc.

                                  II. DURATION

      The corporation is organized under the General Corporation Law of Delaware and shall have perpetual existence.

                        III. REGISTERED OFFICE AND AGENT

      The corporation's registered office in the state of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The registered agent in charge thereof shall be The Corporation Trust Company.

                                   IV. PURPOSE

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                            V. STOCK AND STOCKHOLDERS

      5.1 The aggregate number of shares of stock that the corporation is authorized to issue is forty million (40,000,000), consisting of fifteen million (15,000,000) shares of Common Stock with a par value of one-tenth of one cent ($.001) per share (the "Common Stock") and twenty-five million (25,000,000) shares of Preferred Stock with a par value of one-tenth of one cent ($.001) per share (the "Preferred Stock"), consisting of 650,000 shares of Series A-1 Preferred Stock, par value $.001 per share, 300,000 shares of Series A-2 Preferred Stock, par value $.001 per share, 8,000,000 shares of Series B-1 Convertible Preferred Stock, par value $.001 per share, 4,000,000 shares of Series B-2 Convertible Preferred Stock, par value $.001 per share, and 3,500,000 shares of Series B-3 Convertible Preferred Stock, par value $.001 per share, having such voting powers,

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preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth in Section VI below.

      The corporation may issue one or more series of Preferred Stock. The Preferred Stock of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such series of Preferred Stock pursuant to the authority to do so which is hereby expressly vested in the Board of Directors.

      Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares of stock of any such series set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions of the Board of Directors.

      Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this Article V and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issuance of any such series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock.

      Except as otherwise required by law or as provided in any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the voting power of the corporation shall be vested in the Common Stock of the corporation and the holders of the Preferred Stock shall have no right or power to vote on any question or in any proceeding involving the corporation. Each share of Common Stock entitles the holder thereof to one vote at all meetings of the stockholders of the corporation.

      5.2 Stockholders of the corporation shall not have the right to cumulate votes with respect to elections of directors in the manner prescribed by Title 8, Section 214, of the General Corporation Law of Delaware.

      5.3 A quorum shall exist at any meeting of stockholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of

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any meeting of stockholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one third of the shares entitled to vote.

      5.4 Except in circumstances where special stockholder voting requirements are prescribed by applicable law or as otherwise provided in this Certificate, any contract, transaction, or act of the corporation or of any director or officer of the corporation that shall be authorized, approved or ratified by the affirmative vote of a majority of shares shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation.

      5.5 No stockholder of the corporation shall have, solely by reason of being a stockholder, any preemptive or preferential right or subscription right to any stock of the corporation or to any obligations convertible into stock of the corporation, or to any warrant or option for the purchase thereof, except to the extent provided by written agreement with the corporation or as otherwise provided in this Certificate.

      5.6 Special meetings of the stockholders for any purpose or purposes may be called at any time only by a majority of the Board of Directors or the Chairman of the Board (if one be appointed) or the President or one or more stockholders holding not less than twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at that meeting.

      5.7 The Board of Directors shall have the authority to issue shares of the capital stock of the corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or for any other reasonable purpose.

                               VI. PREFERRED STOCK

      6.1 DESIGNATION. Six Hundred Fifty Thousand (650,000) shares of Preferred Stock shall be designated "Series A-1 Preferred Stock" (herein referred to as "Series A-1 Preferred Stock), each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

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            6.1.1 DEFINITIONS. For purposes of Section 6.1 hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  a. "Board of Directors" means the Board of Directors of the Corporation.


                  b. "Common Stock" means shares of the Corporation's Common Stock, no par value per share.

                  c. "Major Transaction" means a single transaction or a series of transactions having the effect of (i) the sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Corporation to any other corporation or corporations or other person or persons (other than a subsidiary of the Corporation), (ii) the sale, transfer or conveyance (other than in a merger or consolidation of the Corporation) of all or substantially all of the issued and outstanding voting securities of the Corporation to any other corporation or corporations or other person or persons or (iii) the merger or consolidation of the Corporation with or into any other corporation or corporations or entity or entities in which the Corporation is not the sole surviving corporation or continuing corporation, other than a consolidation or merger in which the holders of shares of the Common Stock immediately preceding such consolidation or merger receive, directly or indirectly, (A) 50% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation and (B) securities representing 50% or more of the combined voting power of the voting stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation.

                  d. "Mandatory Redemption Date" means the later of (i) the redemption or conversion of all of the shares of Senior Preferred Stock or (ii) December 31, 2003.

                  e. The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  f. "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.001 par value per share.

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                  g. "Qualified Public Offering" means the underwritten public offering of Common Stock by the Corporation for cash for its own account pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation), in which the net offering proceeds to be received by the Corporation are at least $15,000,000.

                  h. "Securities Act" means the Securities Act of 1933, as amended.

                  i. "Senior Loan Agreement" means (i) any loan, credit or other similar agreement, together with all notes, debentures, security agreements and other loan documents executed and delivered in connection therewith, evidencing any indebtedness of the Corporation or any successor entity for money heretofore, now or hereafter borrowed by the Corporation or any successor entity (or by any subsidiary of the Corporation or any successor entity and guaranteed by the Corporation or any successor entity) from one or more banks, financial institutions or other institutional lenders and (ii) upon consummation of the merger contemplated under that certain Plan and Agreement of Merger dated November 13, 1996 ("Merger Agreement"), between the Corporation and BSI Holdings, Inc. ("BSI"), (A) any item set forth in clause (i) above with respect to BSI or any successor entity (or by any subsidiary of BSI or any successor entity and guaranteed by BSI) including, without limitation, (x) the Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996, among Brazos Sportswear, Inc., a Texas corporation and subsidiary of BSI ("Brazos") and Fleet Capital Corporation, as agent for itself and The First National Bank of Boston, as such Agreement may thereafter from time to time be amended, supplemented or restated and (y) those certain Debentures of Brazos dated August 9, 1996, payable to Allied Investment Corporation and Allied Investment Corporation II, in the original maximum principal amount of $3,500,000, (B) the Company's Junior Subordinated Debenture dated as of August 2, 1996, payable to the order of Plymouth Mills, Inc., in the original principal balance of $4,000,000 and (C) the Company's Junior Subordinated Debenture dated as of September 30, 1996, payable to the order of Plymouth Mills, Inc., with respect to 50% of the Earnout Amount determined pursuant to Section 1.2(d) of that certain Asset Purchase Agreement, dated August 2, 1996, between, among others, Brazos and Plymouth Mills, Inc.

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                  j. "Senior Preferred Stock" means, collectively, the Series
B-1 Preferred Stock, the Series B-2 Preferred Stock and the Series B-3 Preferred Stock.

                  k. "Series A-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-1 Preferred Stock, $.001 par value per share.

                  l. "Series A-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-2 Preferred Stock, $.001 par value per share.

                  m. "Series B-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-1 Preferred Stock, $.001 par value per share.

                  n. "Series B-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-2 Preferred Stock, $.001 par value per share.

                  o. "Series B-3 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-3 Preferred Stock, $.001 par value per share.

            6.1.2 DIVIDENDS. The holders of shares of Series A-1 Preferred Stock shall be entitled to receive dividends on account of such shares only when and as declared by the Board of Directors out of funds legally available therefor. The declaration or payment of dividends in respect of any other class or series of the Corporation's stock by authority of the Board of Directors shall not confer upon the holders of the Series A-1 Preferred Stock any right or preference to receive any dividend in respect of such shares. If the Corporation declares or pays any dividend in respect of any shares of its Series A-2 Preferred Stock, the Corporation shall simultaneously therewith declare or pay a dividend in respect of the Series A-1 Preferred Stock in the same form and the same amount per share as declared or paid in respect of the Series A-2 Preferred Stock.

            6.1.3 REDEMPTION.

                  a. MANDATORY REDEMPTION. On the earliest to occur of (i) consummation of (x) a Major Transaction or (y) a Qualified Public Offering or
(ii) the

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Mandatory Redemption Date, the Corporation shall redeem, out of funds legally available therefor, all of the shares of Series A-1 Preferred Stock then outstanding, at a redemption price of $1.00 per share.


                  b. OPTIONAL REDEMPTION. At any time while any shares of Series A-1 Preferred Stock are outstanding, and provided that no shares of Series A-2 Preferred Stock or Senior Preferred Stock are then outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series A-1 Preferred Stock, out of funds legally available therefor, at a redemption price of $1.00 per share, all or any portion of the shares of Series A-1 Preferred Stock outstanding on such date. Written notice of such redemption of the shares of Series A-1 Preferred Stock to be so redeemed shall be mailed, postage prepaid, to the holders of record of the shares to be so redeemed at their respective addresses then appearing on the stock books of the Corporation, not less than ten nor more than 60 days prior to the date designated for such redemption. In case less than all of the outstanding shares of Series A-1 Preferred Stock are to be redeemed under this Section 6.1.3(b), the Corporation's notice shall state and such redemption shall be made on a pro rata basis in accordance with each holder's respective holdings of Series A-1 Preferred Stock. Notwithstanding any provision contained in this Section 6.1.3(b) to the contrary, in no event shall the Corporation redeem any shares of Series A-1 Preferred Stock under this Section 6.1.3(b), nor shall any holders of such shares accept payment upon such redemption, if at the time of such redemption there exists a default or event of default within the meaning of any Senior Loan Agreement or such redemption would cause a default or event of default under any Senior Loan Agreement.

                  c. GENERAL. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series A-1 Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series A-1 Preferred Stock redeemed by the Corporation pursuant to this Section 6.1.3, or shares of Series A-1 Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be canceled and retired.

            6.1.4 PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

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                  a. DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 6.1.4.

                  b. SERIES A-1 PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and subject to the rights of the Senior Preferred Stock, the holders of the Series A-1 Preferred Stock shall be entitled to receive, PARI PASSU with the holders of the Series A-2 Preferred Stock in accordance with their respective interests (subject to offset as provided under the Purchase Agreement as defined in Section 6.1.8), but before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, an amount in cash for each share of Series A-1 Preferred Stock equal to $1.00, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A-1 Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series A-1 Preferred Stock as aforesaid shall be insufficient to permit the payment to them of $1.00 per share and the payment to the holders of the Series A-2 Preferred Stock as aforesaid, the assets of the Corporation shall be distributed to the holders of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock ratably (subject to such offset provisions) until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as aforesaid, the remainder of the assets of the Corporation, if any, after the distribution as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares.

            6.1.5 NO CONVERSION. The Series A-1 Preferred Stock shall not be convertible into Common Stock or any other stock or other securities of the Corporation.

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            6.1.6 VOTING RIGHTS.

                  a. The Corporation shall not, without the consent of the holders of at least a majority of the shares of the outstanding Series A-1 Preferred Stock, adopt any amendment to this Certificate which would alter or change the powers, preferences or special rights of the Series A-1 Preferred Stock so as to affect them adversely, PROVIDED that no such consent shall be required with respect to (i) any amendment to this Certificate that increases or decreases the number of shares of Series A-1 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares to below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has any powers, preferences or rights that are different from, greater than, superior to or in preference of the Series A-1 Preferred Stock.

                  b. Except as provided in paragraph (a) above or otherwise required by law, the holders of Series A-1 Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

            6.1.7 FINANCIAL STATEMENTS. For so long as any shares of Series A-1 Preferred Stock are outstanding, the Corporation shall deliver to each holder of Series A-1 Preferred Stock, at such holder's address then appearing on the books of the Corporation, a copy of the following financial statements of the
Corporation:

                  a. Within 45 days after the end of each fiscal quarter of the Corporation, the unaudited interim consolidated financial statements of the Corporation and its consolidated subsidiaries at the end of such fiscal quarter and for the period of operations then ended; and

                  b. Within 120 days after the end of each fiscal year of the Corporation, the audited consolidated financial statements of the Corporation and its consolidated subsidiaries at the end of such fiscal year and for the period of operations then ended, together with the audit report of the Corporation's independent certified public accountants thereon.

            6.1.8 OFFSET. All shares of Series A-1 Preferred Stock shall (unless otherwise expressly indicated in any resolution of the Board of Directors authorizing the issuance of any such shares, which fact shall be noted on any certificate representing such shares) be issued pursuant to an Asset Purchase Agreement dated effective December 1, 1995 (the "Purchase Agreement") among Brazos

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Embroidery, Inc., a Pennsylvania corporation, Needleworks, Inc., a Pennsylvania corporation, and Old Mill Holdings, Inc., a Delaware corporation, reference to which is made herein for all pertinent purposes. The redemption price per share determined pursuant to Section 6.1.3 of this Certificate, and the amount per share to which each holder of the Series A-1 Preferred Stock is entitled to receive upon any liquidation, dissolution or winding up of the affairs of the Corporation pursuant to Section 6.1.4 of this Certificate, are subject to a right of offset in favor of the Corporation to the extent and in the manner set forth in Section 10.4 of the Purchase Agreement.

            6.1.9 EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series A-1 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

      6.2 DESIGNATION. Three Hundred Thousand (300,000) shares of Preferred Stock shall be designated "Series A-2 Preferred Stock" (herein referred to as "Series A-2 Preferred Stock"), each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

            6.2.1 DEFINITIONS. For purposes of Section 6.2 hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  (a) "Board of Directors" means the Board of Directors of the Corporation.

                  b. "Common Stock" means shares of the Corporation's Common Stock, no par value per share.

                  c. "Major Transaction" means a single transaction or a series of transactions having the effect of (i) the sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Corporation to any other corporation or corporations or other person or persons (other than a subsidiary of the Corporation), (ii) the sale, transfer or conveyance (other than in a merger or consolidation of the Corporation) of all or substantially all of the issued and outstanding voting securities of the Corporation to any other corporation or corporations or other person or persons or (iii) the merger or consolidation of the Corporation with or into any other corporation or corporations or entity or entities in which the Corporation is not the sole surviving corporation or continuing

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corporation, other than a consolidation or merger in which the holders of shares of the Common Stock immediately preceding such consolidation or merger receive, directly or indirectly, (A) 50% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation and (B) securities representing 50% or more of the combined voting power of the voting stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation.

                  d. "Mandatory Redemption Date" means the later of (i) the redemption or conversion of all of the shares of Senior Preferred Stock or (ii) December 31, 2003.

                  e. The term "outstanding", when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  f. "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.001 par value per share.

                  g. "Qualified Public Offering" means the underwritten public offering of Common Stock by the Corporation for cash for its own account pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation), in which the net offering proceeds to be received by the Corporation are at least $15,000,000.

                  h. "Securities Act" means the Securities Act of 1933, as amended.

                  i. "Senior Preferred Stock" means, collectively, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Series B-3 Preferred Stock.

                  j. "Senior Loan Agreement" means (i) any loan, credit or other similar agreement, together with all notes, debentures, security agreements

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and other loan documents executed and delivered in connection therewith, evidencing any indebtedness of the Corporation or any successor entity for money heretofore, now or hereafter borrowed by the Corporation or any successor entity (or by any subsidiary of the Corporation or any successor entity and guaranteed by the Corporation or any successor entity) from one or more banks, financial institutions or other institutional lenders and (ii) upon consummation of the merger contemplated under that certain Plan and Agreement of Merger dated November 13, 1996 ("Merger Agreement"), between the Corporation and BSI Holdings, Inc. ("BSI"), (A) any item set forth in clause (i) above with respect to BSI or any successor entity (or by any subsidiary of BSI or any successor entity and guaranteed by BSI) including, without limitation, (x) the Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996, among Brazos Sportswear, Inc., a Texas corporation and subsidiary of BSI ("Brazos") and Fleet Capital Corporation, as agent for itself and The First National Bank of Boston, as such Agreement may thereafter from time to time be amended, supplemented or restated and (y) those certain Debentures of Brazos dated August 9, 1996, payable to Allied Investment Corporation and Allied Investment Corporation II, in the original maximum principal amount of $3,500,000, (B) the Company's Junior Subordinated Debenture dated as of August 2, 1996, payable to the order of Plymouth Mills, Inc., in the original principal balance of $4,000,000 and (C) the Company's Junior Subordinated Debenture dated as of September 30, 1996, payable to the order of Plymouth Mills, Inc., with respect to 50% of the Earnout Amount determined pursuant to Section 1.2(d) of that certain Asset Purchase Agreement, dated August 2, 1996, between, among others, Brazos and Plymouth Mills, Inc.

                  k. "Series A-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-1 Preferred Stock, $.001 par value per share.

                  l. "Series A-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-2 Preferred Stock, $.001 par value per share.

                  m. "Series B-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-1 Preferred Stock, $.001 par value per share.

                  n. "Series B-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-2 Preferred Stock, $.001 par value per share.

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                  o. "Series B-3 Preferred Stock" means the series of Preferred
Stock designated by the Corporation as its Series B-3 Preferred Stock, $.001 par value per share.

            6.2.2 DIVIDENDS. The holders of shares of Series A-2 Preferred Stock shall be entitled to receive dividends on account of such shares only when and as declared by the Board of Directors out of funds legally available therefor. The declaration or payment of dividends in respect of any other class or series of the Corporation's stock by authority of the Board of Directors shall not confer upon the holders of the Series A-2 Preferred Stock any right or preference to receive any dividend in respect of such shares. If the Corporation declares or pays any dividend in respect of any shares of its Series A-1 Preferred Stock, the Corporation shall simultaneously therewith declare or pay a dividend in respect of the Series A-2 Preferred Stock in the same form and the same amount per share as declared or paid in respect of the Series A-1 Preferred Stock.

            6.2.3 REDEMPTION.

                  a. MANDATORY REDEMPTION. On the earliest to occur of (i) consummation of a (x) Major Transaction or (y) a Qualified Public Offering or
(ii) the Mandatory Redemption Date, the Corporation shall redeem, out of funds legally available therefor, all of the shares of Series A-2 Preferred Stock then outstanding, at a redemption price of $1.00 per share.

                  b. OPTIONAL REDEMPTION. At any time while any shares of Series A-2 Preferred Stock are outstanding, and provided that no shares of Senior Preferred Stock are then outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series A-2 Preferred Stock, out of funds legally available therefor, at a redemption price of $1.00 per share, all or any portion of the shares of Series A-2 Preferred Stock outstanding on such date. Written notice of such redemption of the shares of Series A-2 Preferred Stock to be so redeemed shall be mailed, postage prepaid, to the holders of record of the shares to be so redeemed at their respective addresses then appearing on the stock books of the Corporation, not less than ten nor more than 60 days prior to the date designated for such redemption. In case less than all of the outstanding shares of Series A-2 Preferred Stock are to be redeemed under this Section 6.2.3(b), the Corporation's notice shall state and such redemption shall be made on a pro rata basis in accordance with each holder's respective holdings of Series A-2 Preferred Stock. Notwithstanding any provision contained in this Section 6.2.3(b) to the contrary, in no event shall the Corporation redeem any shares of Series A-2 Preferred Stock under this
Section 6.2.3(b), nor shall any holders of such shares

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accept payment upon such redemption, if at the time of such redemption there exists a default or event of default within the meaning of any Senior Loan Agreement or such redemption would cause a default or event of default under any Senior Loan Agreement.

                  c. GENERAL. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series A-2 Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series A-2 Preferred Stock redeemed by the Corporation pursuant to this Section 6.2.3, or shares of Series A-2 Preferred Stock otherwise purchased by the Corporation, shall not be reissued and shall be canceled and retired.

            6.2.4 PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  a. DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 6.2.4.

                  b. SERIES A-2 PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and subject to the rights of the Senior Preferred Stock, the holders of the Series A-2 Preferred Stock shall be entitled to receive, PARI PASSU with the holders of the Series A-1 Preferred Stock in accordance with their respective interests (subject to offset as provided under the Purchase Agreement as defined in Section 6.2.8), but before any distribution of the assets of the Corporation shall be made in respect of the outstanding Common Stock, an amount in cash for each share of Series A-2 Preferred Stock equal to $1.00, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series A-2 Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series A-2 Preferred Stock as aforesaid shall be insufficient to permit the payment to them of $1.00 per share and the payment to the holders of the Series A-1 Preferred Stock as aforesaid, the assets of the Corporation shall be distributed to the holders of the Series A-2 Preferred Stock and the Series A-1 Preferred Stock ratably (subject to such offset provisions) until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series A-2 Preferred Stock and the Series A-1

Preferred Stock as aforesaid, the remainder of the assets of the Corporation, if any, after the distribution as aforesaid shall be distributed and divided ratably among the holders of the Common Stock then outstanding according to their respective shares.

            6.2.5 NO CONVERSION. The Series A-2 Preferred Stock shall not be convertible into Common Stock or any other stock or other securities of the Corporation.

            6.2.6 VOTING RIGHTS.

                  a. The Corporation shall not, without the consent of the holders of at least a majority of the shares of the outstanding Series A-2 Preferred Stock, adopt any amendment to this Certificate which would alter or change the powers, preferences or special rights of the Series A-2 Preferred Stock so as to affect them adversely, PROVIDED that no such consent shall be required with respect to (i) any amendment to this Certificate that increases or decreases the number of shares of Series A-2 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares to below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has any powers, preferences or rights that are different from, greater than, superior to or in preference of the Series A-2 Preferred Stock.

                  b. Except as provided in paragraph (a) above or otherwise required by law, the holders of Series A-2 Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

            6.2.7 FINANCIAL STATEMENTS. For so long as any shares of Series A-2 Preferred Stock are outstanding, the Corporation shall deliver to each holder of Series A-2 Preferred Stock, at such holder's address then appearing on the books of the Corporation, a copy of the following financial statements of the
Corporation:

                  a. Within 45 days after the end of each fiscal quarter of the Corporation, the unaudited interim consolidated financial statements of the Corporation and its consolidated subsidiaries at the end of such fiscal quarter and for the period of operations then ended; and

                  b. Within 120 days after the end of each fiscal year of the Corporation, the audited consolidated financial statements of the Corporation and its consolidated subsidiaries at the end of such fiscal year and for the period of operations then ended, together with the audit report of the Corporation's independent certified public accountants thereon.

            6.2.8 OFFSET. All shares of Series A-2 Preferred Stock shall (unless otherwise expressly indicated in any resolution of the Board of Directors authorizing the issuance of any such shares, which fact shall be noted on any certificate representing such shares) be issued pursuant to an Asset Purchase Agreement dated effective December 1, 1995 (the "Purchase Agreement") among Brazos Embroidery, Inc., a Pennsylvania corporation, Needleworks, Inc., a Pennsylvania corporation, and Old Mill Holdings, Inc., a Delaware corporation, reference to which is made herein for all pertinent purposes. The redemption price per share determined pursuant to Section 6.2.3 of this Certificate, and the amount per share to which each holder of the Series A-2 Preferred Stock is entitled to receive upon any liquidation, dissolution or winding up of the affairs of the Corporation pursuant to Section 6.2.4 of this Certificate, are subject to a right of offset in favor of the Corporation to the extent and in the manner set forth in Section 10.4 of the Purchase Agreement.

            6.2.9 EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series A-2 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

      6.3 DESIGNATION. Eight Million (8,000,000) shares of Preferred Stock shall be designated "Series B-1 Preferred Stock" (herein after referred to as "Series B-1 Preferred Stock"), each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

            6.3.1 DEFINITIONS. For purposes of Section 6.3 hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:

                  a. "Board of Directors" means the Board of Directors of the Corporation.

                  b. "Brazos" means Brazos Sportswear, Inc., a Texas corporation and subsidiary of the Corporation.

                  c. "Common Stock" means shares of the Corporation's Common Stock, no par value per share.

                  d. "Junior Stock" means, collectively, the Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock.

                  e. "Mandatory Redemption Date" means the earlier to occur of
(i) the date of consummation of a Qualified Public Offering, but only to the extent the offering price per share of Common Stock is less than $17.50 (as adjusted for stock splits, combinations and other similar corporate events),
(ii) the date of consummation of a Sale, or (iii) December 31, 2003.

                  f. "Market Price" of a share of Common Stock on any given date means (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Market Price of a share of Common Stock shall be determined by the Board in its absolute discretion.

                  g. The term "outstanding," when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  h. "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.001 par value per share.

                  i. "Qualified Public Offering" means the underwritten public offering of Common Stock by the Corporation for cash for its own account pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation), in which the net offering proceeds to be received by the Corporation are at least $15,000,000.

                  j. "Quarterly Dividend Date" means the last day of each March, June, September and December in each year in which any shares of Series B-1 Preferred Stock are outstanding.

                  k. "Sale" means a single transaction or a series of related transactions having the effect of (i) the sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Corporation to any other corporation or corporations or other person or persons (other than a subsidiary of the Corporation), (ii) the sale, transfer or conveyance (other than in a merger or consolidation of the Corporation) of all or substantially all of the issued and outstanding voting securities of the Corporation to any other corporation or corporations or other person or persons or (iii) the merger or consolidation of the Corporation with or into any other corporation or corporations or entity or entities in which the Corporation is not the sole surviving corporation or continuing corporation, other than a consolidation or merger in which the holders of shares of the Common Stock immediately preceding such consolidation or merger receive, directly or indirectly, (A) 50% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation and (B) securities representing 50% or more of the combined voting power of the voting stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation.

                  l. "Securities Act" means the Securities Act of 1933, as amended.

                  m. "Senior Loan Agreement" means (i) any loan, credit or other similar agreement, together with all notes, debentures, security agreements and other loan documents executed and delivered in connection therewith, evidencing any indebtedness of the Corporation or any successor entity for money heretofore, now or hereafter borrowed by the Corporation or any successor entity (or by any subsidiary of the Corporation or any successor entity and guaranteed by the Corporation or any successor entity) from one or more banks, financial institutions or other institutional lenders and (ii) upon consummation of the merger contemplated under that certain Plan and Agreement of Merger dated November 13, 1996 ("Merger Agreement"), between the Corporation and BSI Holdings, Inc.

("BSI"), (A) any item set forth in clause (i) above with respect to BSI or any successor entity (or by any subsidiary of BSI or any successor entity and guaranteed by BSI) including, without limitation, (x) the Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996, among Brazos Sportswear, Inc., a Texas corporation and subsidiary of BSI ("Brazos") and Fleet Capital Corporation, as agent for itself and The First National Bank of Boston, as such Agreement may thereafter from time to time be amended, supplemented or restated and (y) those certain Debentures of Brazos dated August 9, 1996, payable to Allied Investment Corporation and Allied Investment Corporation II, in the original maximum principal amount of $3,500,000, (B) the Company's Junior Subordinated Debenture dated as of August 2, 1996, payable to the order of Plymouth Mills, Inc., in the original principal balance of $4,000,000 and (C) the Company's Junior Subordinated Debenture dated as of September 30, 1996, payable to the order of Plymouth Mills, Inc., with respect to 50% of the Earnout Amount determined pursuant to Section 1.2(d) of that certain Asset Purchase Agreement, dated August 2, 1996, between, among others, Brazos and Plymouth Mills, Inc.

                  n. "Senior Preferred Stock" means, collectively, the Series B-2 Preferred Stock and the Series B-3 Preferred Stock.

                  o. "Series A-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-1 Preferred Stock, $.001 par value per share.

                  p. "Series A-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-2 Preferred Stock, $.001 par value per share.

                  q. "Series B-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-1 Preferred Stock, $.001 par value per share.

                  r. "Series B-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-2 Preferred Stock, $.001 par value per share.

                  s. "Series B-3 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-3 Preferred Stock, $.001 par value per share.

                  t. All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

            6.3.2 DIVIDENDS. The holders of Series B-1 Preferred Stock, in preference to the holders of Junior Stock, shall be entitled to receive, but only to the extent of funds legally available therefor, cumulative, preferential dividends at the annual rate of $.08 per share, payable as hereafter described. Such dividends shall commence to accrue on the shares of Series B-1 Preferred Stock and be cumulative from and after the date of issuance of such shares of Series B-1 Preferred Stock and shall be deemed to accumulate and accrue from day to day thereafter. Dividends under this Section 6.3.2 shall be payable quarterly in arrears so long as the Series B-1 Preferred Stock is outstanding, on or before each Quarterly Dividend Date. Other than dividends payable incident to a redemption of the Series B-1 Preferred Stock under Section 6.3.3 below or a conversion of the Series B-1 Preferred Stock under Section 6.3.5 below or in respect of fractional shares as described below, all dividends on the Series B-1 Preferred Stock hereunder shall be payable not in cash, but rather by the Corporation's issuance and delivery to each record holder of Series B-1 Preferred Stock of a number of additional shares of Series B-1 Preferred Stock determined by dividing the amount of each such dividend by $1.00. Within 30 days after each Quarterly Dividend Date, the Corporation shall issue and deliver to each record holder of Series B-1 Preferred Stock on such Quarterly Dividend Date one or more certificates evidencing the number of whole shares of Series B-1 Preferred Stock payable as a dividend to such holder as provided above, and such shares, when so issued and delivered, shall be deemed fully paid and nonassessable shares of the Corporation's Series B-1 Preferred Stock. No fractional shares of Series B-1 Preferred Stock or scrip will be issued in respect of fractional interests resulting from any dividend hereunder; in lieu of any fractional shares of Series B-1 Preferred Stock which may be issued as aforesaid, the holders thereof instead shall receive a cash payment in an amount equal to the product of such fraction multiplied by $1.00. So long as any of the Series B-1 Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for, any Junior Stock, nor shall any Junior Stock (other than Common Stock acquired in exchange for, or out of the cash proceeds of, the issue of other Common Stock or out of cash contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until in either case all cumulative dividends on the then outstanding shares of Series B-1 Preferred Stock shall have been or concurrently shall be paid.

            6.3.3 REDEMPTION.

                  a. MANDATORY REDEMPTION. Subject to the provisions of Section 6.3.3(d), on the Mandatory Redemption Date, the Corporation shall redeem, out of funds legally available therefor, all of the shares of Series B-1 Preferred Stock then outstanding, at a redemption price of $1.00 per share (plus all accrued and unpaid dividends thereon through such date as provided in Section 6.3.3(c) below).

                  b. OPTIONAL REDEMPTION.


                        i. Subject to the provisions of Section 6.3.3(d) and provided no shares of Senior Preferred Stock are then outstanding, at any time while any shares of Series B-1 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of the Series B-1 Preferred Stock, at a redemption price of $1.00 per share (plus all accrued and unpaid dividends thereon through the date designated for redemption as provided in Section 6.3.3(c) below), all or any portion of Series B-1 Preferred Stock outstanding on the date designated for such redemption. In case less than all of the outstanding shares of Series B-1 Preferred Stock are to be redeemed under this Section 6.3.3(b)(i), such redemption shall be made on a pro rata basis in accordance with each holder's respective holdings of such shares as of the date designated for redemption.

                        ii. In addition to the optional redemption pursuant to
Section 6.3.3(b)(i) and subject to the provisions of Section 6.3.3(d), at any time while any shares of Series B-1 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series B-1 Preferred Stock, out of funds legally available therefor, at a redemption price of $.001 per share (plus all accrued and unpaid dividends thereon through the date designated for redemption as provided in Section 6.3.3(c) below), all but not less than all, of the shares of Series B-1 Preferred Stock outstanding on the date set for redemption, provided that the right of the Corporation to redeem the shares of Series B-1 Preferred Stock under this Section 6.3.3(b)(ii) is subject to the Company mailing the redemption notice in accordance with Section 6.3.3(d) within 30 days following any period of 20 consecutive trading days during which the Market Price per share of the Common Stock is at or above $17.50 per share (as adjusted for stock splits, combinations and other similar corporate events).

                        iii. Notwithstanding any provision contained in this
Section 6.3.3(b) to the contrary, in no event shall the Corporation redeem any shares of Series B-1 Preferred Stock under this Section 6.3.3(b), nor shall any holders of such shares accept payment upon such redemption, if at the time of such redemption there exists a default or event of default within the meaning of any Senior Loan Agreement or such redemption would cause a default or event of default under any Senior Loan Agreement.

                  c. ACCRUED DIVIDENDS. Upon any mandatory or optional redemption under paragraph (a) or (b) above, the Corporation shall, simultaneously with the making of any such redemption, pay to the holders of the Series B-1 Preferred Stock being redeemed all dividends accrued and unpaid on the shares being redeemed through the date of redemption; provided, however, that in case of the payment of dividends under this paragraph (c), such dividends shall be paid in cash, and not in shares of Series B-1 Preferred Stock as provided in Section 6.3.2 above.

                  d. GENERAL.

                        i. The Corporation shall provide written notice of any mandatory or optional redemption under this Section 6.3.3, not less than 30 days prior to the date fixed or designated for such redemption, to the holders of record as of the relevant record date of the shares of Series B-1 Preferred Stock to be so redeemed at their respective addresses then appearing on the stock books of the Corporation. Each redemption notice to be provided under this
Section 6.3.3 shall be by certified mail, return receipt requested and shall specify (i) the redemption date, (ii) the redemption price per share and (iii) the place for payment and for delivering necessary transfer instruments to be executed by the holder in order for the holder to receive the redemption price. No holder of shares of Series B-1 Preferred Stock redeemed in accordance with this Section 6.3.3 shall be entitled to receive payment of the redemption price for such shares until such holder causes to be delivered in accordance with the redemption notice the stock certificate representing the shares so redeemed and transfer instructions satisfactory to the Company.

                        ii. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series B-1 Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series B-1 Preferred Stock redeemed by the

Corporation pursuant to this Section 6.3.3 shall not be reissued and shall be canceled and retired.

            6.3.4 PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  a. DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 6.3.4.

                  b. SERIES B-1 PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and subject to the rights of the Senior Preferred Stock, the holders of the Series B-1 Preferred Stock shall be entitled to receive $1.00 in cash for each share of Series B-1 Preferred Stock (together with all accrued and unpaid dividends on each share of Series B-1 Preferred Stock), before any distribution of the assets of the Corporation shall be made in respect of the outstanding Junior Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B-1 Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series B-1 Preferred Stock as aforesaid shall be insufficient to permit the payment to them of such $1.00 per share (plus such accrued and unpaid dividends), the assets of the Corporation shall be distributed to the holders of the Series B-1 Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series B-1 Preferred Stock, the remainder of the assets of the Corporation, if any, after the distribution as aforesaid shall be distributed and divided ratably among the holders of the Junior Stock then outstanding according to their respective shares, interests and priorities.

            6.3.5 CONVERSION RIGHTS. The Series B-1 Preferred Stock shall be convertible as follows:

                  a. OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 6.3.5, the holder of any shares of Series B-1 Preferred Stock shall have the right at such holder's option, at any time prior to the close of business on the date fixed for redemption, and without the payment of any additional consideration therefor, to convert any of such shares of Series B-1 Preferred Stock into fully paid and nonassessable shares of Common Stock at the

Conversion Ratio (as defined in Section 6.3.5(d) below) in effect on any Conversion Date (as defined in Section 6.3.5(e) below) upon the terms hereinafter set forth.

                  b. AUTOMATIC CONVERSION. Each outstanding share of Series B-1 Preferred Stock shall automatically convert, without any further act of the Corporation or its stockholders, at the Conversion Ratio then in effect, into fully paid and nonassessable shares of Common Stock upon the consummation of a Qualified Public Offering, provided that the per share offering price to the public is not less than $3.50 per share (as adjusted for stock splits, combinations and similar corporate events).

                  c. ACCRUED DIVIDENDS. Upon any optional or automatic conversion under paragraph (a) or (b) above, the Corporation shall simultaneously with such conversion, pay to the holders of the Series B-1 Preferred Stock being converted all dividends accrued and unpaid on the shares being converted through the date of conversion; provided, however, that in case of payment of dividends under this paragraph (c), such dividends shall be paid in cash, and not in shares of Series B-1 Preferred Stock as provided in Section
6.3.2 above.

                  d. CONVERSION RATIO. Each share of Series B-1 Preferred Stock shall be convertible pursuant to Sections 6.3.5(a) and 6.3.5(b) into a number of shares of Common Stock determined by dividing (x) $1.00 (the liquidation value per share) by (y) the Conversion Factor in effect on any Conversion Date (the "Conversion Ratio"). For the purposes of this Section 6.3.5, the term "Conversion Factor" initially shall mean $11.00.

                  e. MECHANICS OF CONVERSION. The holder of any shares of Series B-1 Preferred Stock may exercise the conversion right specified in Section 6.3.5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of automatic conversion pursuant to Section 6.3.5(b), the outstanding shares of Series B-1 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B-1 Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made or on the date specified in Section 6.3.5(b), as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 6.3.5(g)(iii), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series B-1 Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversion pursuant to Section 6.3.5(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 6.3.5(f). Subject to the provisions of Section 6.3.5(g)(iii), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B-1 Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 6.3.5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B-1 Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  f. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B-1 Preferred Stock. If more than one share of Series B-1 Preferred Stock is surrendered for conversion at any one time by the same holder or is held by the same holder at the time of any automatic conversion, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered or held, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B-1 Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Market Price, rounded to the nearest cent ($.01), of one share of Common Stock.

                  g. CONVERSION FACTOR ADJUSTMENTS. The Conversion Factor shall be subject to adjustment from time to time as follows:

                            i. STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS
OR COMBINATIONS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction
(x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur.

                            ii. ROUNDING OF CALCULATIONS: MINIMUM ADJUSTMENT.
All calculations under this Section 6.3.5(g) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 6.3.5 to the contrary notwithstanding, no adjustment in the Conversion Factor shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Factor until the end of one year after such adjustment otherwise would have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Factor or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if the events giving rise to them had occurred simultaneously on the date of the first such event.

                            iii. TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK
UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this Section 6.3.5(g) provide that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Series B-1 Preferred Stock converted after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 6.3.5(f); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  h. COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series B-1 Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in the name other than that of the holder of the shares of Series B-1 Preferred Stock in respect of which such shares are being issued.

            6.3.6 VOTING RIGHTS.

                  a. The Corporation shall not, without the consent of the holders of at least a majority of the shares of the outstanding Series B-1 Preferred Stock, adopt any amendment to this Certificate which would alter or change the powers, preferences or special rights of the Series B-1 Preferred Stock so as to affect them adversely, PROVIDED that except as otherwise required by law, no such consent shall be required with respect to (i) any amendment to this Certificate that increases or decreases the number of shares of Series B-1 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares to below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has any powers, preferences or rights that are different from, greater than, superior to or in preference of the Series B-1 Preferred Stock.

                  b. Except as provided in paragraph (a) above or otherwise required by law, the holders of Series B-1 Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

            6.3.7 RIGHT OF FIRST REFUSAL. If any holder of Series B-1 Preferred Stock desires to sell, assign, transfer or otherwise dispose of any shares of Series B-1 Preferred Stock, then such holder (for purposes of this Section 6.3.7, the "Selling Stockholder"), prior to making any such sale, shall first offer such shares of Series B-1 Preferred Stock (for purposes of this Section 6.3.7, the "Option Shares") for sale to the Corporation and then to the other holders of the Series B-1 Preferred Stock on a pro rata basis as hereafter provided, in accordance with the following provisions of this Section 6.3.7.

                  a. OPTION PRICE, TERMS; OFFERING NOTICES. The price per Option Share at which the Selling Stockholder shall be required to offer the Option Shares (for purposes of this Section 6.3.7, the "Option Price") and the terms of such offer, shall be the price at which and the terms upon which any proposed third party purchaser shall have offered to purchase the Option Shares from the Selling Stockholder and which the Selling Stockholder is prepared to accept. Each offer required to be made by the Selling Stockholder pursuant to this
Section 6.3.7 shall be made by a written notice (for purposes of this Section 6.3.7, the "Offering Notice") which shall state that the offer is being made pursuant to this Section 6.3.7 and which shall set forth the number of Option Shares, the name or names of the proposed purchaser or purchasers of the Option Shares, the price per share offered by such proposed purchaser or purchasers for the Option Shares, the method of payment of the purchase price and the scheduled date of consummation of such proposed sale. A copy of the written offer from any proposed third-party purchaser shall be attached to each Offering Notice.

                  b. OFFER TO THE CORPORATION. The Selling Stockholder shall offer the option Shares to the Corporation by delivering an offering Notice to the Corporation. Within 30 days following the Corporation's receipt of such Offering Notice, the Corporation shall deliver to the Selling Stockholder a reply notice accepting the offer of the Selling Stockholder with respect to all (but not less than all) of the Option Shares or rejecting such offer. If by such reply notice the Corporation accepts the offer made by the Selling Stockholder, the reply notice shall constitute an agreement binding on the Selling Stockholder and the Corporation to sell and purchase the option Shares at a price per share equal to the option Price. If within such 30-day period, the Corporation shall have failed to deliver a reply notice accepting the offer of the Selling Stockholder as to all of the Option Shares, the Corporation shall be deemed to have rejected such offer. If the Corporation rejects or intends to reject such offer, it shall mail a notice to such effect to every record holder (other than the Selling Stockholder) of the Series B-1 Preferred Stock as of the date of the Corporation's receipt of the Offering Notice. (collectively, "Remaining Stockholders"); which notice of the Corporation shall also include a copy of the Offering Notice.

                  c. OFFER TO REMAINING STOCKHOLDERS. If the Corporation rejects or is deemed to have rejected the foregoing offer under paragraph (b) above, then the Selling Stockholder shall thereupon be deemed to have offered the Option Shares to the Remaining Stockholders on the same price and terms set forth in the Offering Notice. Such offer shall be made on a pro rata basis in accordance with each Remaining Stockholder's holdings of Series B-1 Preferred Stock on the date of the Offering Notice; provided, however, that prior to acceptance of such offer, any one or more Remaining Stockholders may agree among themselves as to a different allocation for purposes of accepting such offer. Within 30 days following the date of the Corporation's notice referred to in paragraph (b) above, each Remaining Stockholder desiring to accept such offer shall deliver to the Selling Stockholder a reply notice accepting the offer of the Selling Stockholder with respect to all (but not less than all) of such Remaining Stockholder's pro rata portion of the Option Shares, or rejecting such offer; provided, however, that prior to expiration of such 30-day period, the Selling Stockholder shall have received reply notices from Remaining Stockholders as to all (but not less than all) of all Option Shares being offered. If by such reply notice(s) the Remaining Stockholders collectively accept the offer made by the Selling Stockholder, such reply notice(s) shall constitute an agreement binding on the Selling Stockholder and each such Remaining Stockholder (severally, but not jointly) to sell and purchase the Option Shares at a price per share equal to the Option Price. If within such 30-day period, the Remaining Stockholders collectively shall have failed to deliver one or more reply notices accepting the offer of the Selling Stockholder as to all of the Option Shares, the Remaining Stockholders shall be deemed to have rejected such offer.

                  d. LAPSE OF OPTION. If the foregoing offer to sell Option Shares has been made by the Selling Stockholder and has not been accepted by the Corporation or the Remaining Stockholders, then the Selling Stockholder may sell not less than all of the Option Shares at any time within, but not subsequent to, 60 days after the lapse of the option granted pursuant to this Section 6.3.7; provided, however, that no sale of the option Shares shall be made at any price lower than the Option Price or on terms materially different from those specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice. If after the lapse of such 60-day period the Option Shares shall not have been sold, all of the provisions of this
Section 6.3.7 shall apply to any future sale or other disposition of shares of Series B-1 Preferred Stock owned by the Selling Stockholder.

                  e. CONSUMMATION OF PURCHASES. Each transaction of purchase and sale of Option Shares pursuant to this Section 6.3.7 shall be completed by delivery of the stock certificates representing the Option Shares endorsed in blank, or accompanied by duly executed stock powers, and by actual registration of the transfer of the Option Shares on the books of the Corporation upon payment of the purchase price to the Selling Stockholder. Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the 30th day following the date of delivery of the last reply notice given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

            6.3.8 EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series B-1 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

      6.4 DESIGNATION. Four Million (4,000,000) shares of Preferred Stock shall be designated "Series B-2 Preferred Stock" (herein referred to as "Series B-2 Preferred Stock"), each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

            6.4.1 DEFINITIONS. For purposes of Section 6.4 hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:


                  (a) "Board of Directors" means the Board of Directors of the Corporation.

                  b. "Brazos" means Brazos Sportswear, Inc., a Texas corporation and subsidiary of the Corporation.

                  c. "Common Stock" means shares of the Corporation's Common Stock, no par value per share.

                  d. "Junior Stock" means, collectively, the Common Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series B-1 Preferred Stock.

                  e. "Mandatory Redemption Date" means the earlier to occur of
(i) the date of consummation of a Qualified Public Offering, but only to the extent the offering price per share of Common Stock is less than $17.50 (as adjusted for stock splits, combinations and other similar corporate events),
(ii) the date of consummation of a Sale, or (iii) December 31, 2003.

                  f. "Market Price" of a share of Common Stock on any given date means (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Market Price of a share of Common Stock shall be determined by the Board in its absolute discretion.

                  g. The term "outstanding," when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  h. "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.001 par value per share.

                  i. "Qualified Public Offering" means the underwritten public offering of Common Stock by the Corporation for cash for its own account pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation), in which the net offering proceeds to be received by the Corporation are at least $15,000,000.

                  j. "Quarterly Dividend Date" means the last day of each March, June, September and December in each year in which any shares of Series B-2 Preferred Stock are outstanding.

                  k. "Sale" means a single transaction or a series of related transactions having the effect of (i) the sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Corporation to any other corporation or corporations or other person or persons (other than a subsidiary of the Corporation), (ii) the sale, transfer or conveyance (other than in a merger or consolidation of the Corporation) of all or substantially all of the issued and outstanding voting securities of the Corporation to any other corporation or corporations or other person or persons or (iii) the merger or consolidation of the Corporation with or into any other corporation or corporations or entity or entities in which the Corporation is not the sole surviving corporation or continuing corporation, other than a consolidation or merger in which the holders of shares of the Common Stock immediately preceding such consolidation or merger receive, directly or indirectly, (A) 50% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation and (B) securities representing 50% or more of the combined voting power of the voting stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation.

                  l. "Securities Act" means the Securities Act of 1933, as amended.

                  m. "Senior Loan Agreement" means (i) any loan, credit or other similar agreement, together with all notes, debentures, security agreements and other loan documents executed and delivered in connection therewith, evidencing any indebtedness of the Corporation or any successor entity for money heretofore, now or hereafter borrowed by the Corporation or any successor entity (or by any subsidiary of the Corporation or any successor entity and guaranteed by the Corporation or any successor entity) from one or more banks, financial institutions or other institutional lenders and (ii) upon consummation of the merger contemplated under that certain Plan and Agreement of Merger dated November 13, 1996 ("Merger Agreement"), between the Corporation and BSI Holdings, Inc. ("BSI"), (A) any item set forth in clause (i) above with respect to BSI or any successor entity (or by any subsidiary of BSI or any successor entity and guaranteed by BSI) including, without limitation, (x) the Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996, among Brazos Sportswear, Inc., a Texas corporation and subsidiary of BSI ("Brazos") and Fleet Capital Corporation, as agent for itself and The First National Bank of Boston, as such Agreement may thereafter from time to time be amended, supplemented or restated and (y) those certain Debentures of Brazos dated August 9, 1996, payable to Allied Investment Corporation and Allied Investment Corporation II, in the original maximum principal amount of $3,500,000, (B) the Company's Junior Subordinated Debenture dated as of August 2, 1996, payable to the order of Plymouth Mills, Inc., in the original principal balance of $4,000,000 and (C) the Company's Junior Subordinated Debenture dated as of September 30, 1996, payable to the order of Plymouth Mills, Inc., with respect to 50% of the Earnout Amount determined pursuant to Section 1.2(d) of that certain Asset Purchase Agreement, dated August 2, 1996, between, among others, Brazos and Plymouth Mills, Inc.

                  n. "Series A-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-1 Preferred Stock, $.001 par value per share.

                  o. "Series A-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-2 Preferred Stock, $.001 par value per share.

                  p. "Series B-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-1 Preferred Stock, $.001 par value per share.

                  q. "Series B-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-2 Preferred Stock, $.001 par value per share.

                  r. "Series B-3 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-3 Preferred Stock, $.001 par value per share.

                  s. All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

            6.4.2 DIVIDENDS. The holders of Series B-2 Preferred Stock, in preference to the holders of Series A-2 Preferred Stock, Series A-1 Preferred Stock and the Common Stock, shall be entitled to receive, but only to the extent of funds legally available therefor, cumulative, preferential dividends at the annual rate of $.08 per share, payable as hereafter described. Such dividends shall commence to accrue on the shares of Series B-2 Preferred Stock and be cumulative from and after the date of issuance of such shares of Series B-2 Preferred Stock and shall be deemed to accumulate and accrue from day to day thereafter. Dividends under this Section 6.4.2 shall be payable quarterly in arrears so long as the Series B-2 Preferred Stock is outstanding, on or before each Quarterly Dividend Date. Other than dividends payable incident to a redemption of the Series B-2 Preferred Stock under Section 6.4.3 below or a conversion of the Series B-2 Preferred Stock under Section 6.4.5 below or in respect of fractional shares as described below, all dividends on the Series B-2 Preferred Stock hereunder shall be payable not in cash, but rather by the Corporation's issuance and delivery to each record holder of Series B-2 Preferred Stock of a number of additional shares of Series B-2 Preferred

Stock determined by dividing the amount of each such dividend by $1.00. Within 30 days after each Quarterly Dividend Date, the Corporation shall issue and deliver to each record holder of Series B-2 Preferred Stock on such Quarterly Dividend Date one or more certificates evidencing the number of whole shares of Series B-2 Preferred Stock payable as a dividend to such holder as provided above, and such shares, when so issued and delivered, shall be deemed fully paid and nonassessable shares of the Corporation's Series B-2 Preferred Stock. No fractional shares of Series B-2 Preferred Stock or scrip will be issued in respect of fractional interests resulting from any dividend hereunder; in lieu of any fractional shares of Series B-2 Preferred Stock which may be issued as aforesaid, the holders thereof instead shall receive a cash payment in an amount equal to the product of such fraction multiplied by $1.00. So long as any of the Series B-2 Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for, any Series A-2 Preferred Stock, Series A-1 Preferred Stock and Common Stock, nor shall any of such stock (other than Common Stock acquired in exchange for, or out of the cash proceeds of, the issue of other Common Stock or out of cash contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until in either case all cumulative dividends on the then outstanding shares of Series B-2 Preferred Stock shall have been or concurrently shall be paid.

            6.4.3 REDEMPTION.

                  a. MANDATORY REDEMPTION. Subject to the provisions of Section 6.4.3(d), on the Mandatory Redemption Date, the Corporation shall redeem, out of funds legally available therefor, all of the shares of Series B-2 Preferred Stock then outstanding, at a redemption price of $1.00 per share (plus all accrued and unpaid dividends thereon through such date as provided in Section 6.4.3(c) below).

                  b. OPTIONAL REDEMPTION.

                        i. Subject to the provisions of Section 6.4.3(d) and provided no shares of Series B-3 Preferred Stock are then outstanding, at any time while any shares of Series B-2 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of the Series B-2 Preferred Stock, at a redemption price of $1.00 per share (plus all accrued and unpaid dividends thereon through the date designated for redemption as provided in Section 6.4.3(c) below), all or any portion of Series B-2 Preferred Stock outstanding on the date designated for such redemption. In case less than all of the outstanding shares of Series B-2 Preferred Stock are to be redeemed under this
Section 6.4.3(b)(i), such redemption shall be made on a pro rata basis in accordance with each holder's respective holdings of such shares as of the date designated for redemption.

                        ii. In addition to the optional redemption pursuant to
Section 6.4.3(b)(i) and subject to the provisions of Section 6.4.3(d), at any time while any shares of Series B-2 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series B-2 Preferred Stock, out of funds legally available therefor, at a redemption price of $.001 per share (plus all accrued and unpaid dividends thereon through the date designated for redemption as provided in Section 6.4.3(c) below), all but not less than all, of the shares of Series B-2 Preferred Stock outstanding on the date set for redemption, provided that the right of the Corporation to redeem the shares of Series B-2 Preferred Stock under this Section 6.4.3(b)(ii) is subject to the Company mailing the redemption notice in accordance with Section 6.4.3(d) within 30 days following any period of 20 consecutive trading days during which the Market Price per share of the Common Stock is at or above $17.50 per share (as adjusted for stock splits, combinations and other similar corporate events).

                        iii. Notwithstanding any provision contained in this
Section 6.4.3(b) to the contrary, in no event shall the Corporation redeem any shares of Series B-2 Preferred Stock under this Section 6.4.3(b), nor shall any holders of such shares accept payment upon such redemption, if at the time of such redemption there exists a default or event of default within the meaning of any Senior Loan Agreement or such redemption would cause a default or event of default under any Senior Loan Agreement.

                  c. ACCRUED DIVIDENDS. Upon any mandatory or optional redemption under paragraph (a) or (b) above, the Corporation shall, simultaneously with the making of any such redemption, pay to the holders of the Series B-2 Preferred Stock being redeemed all dividends accrued and unpaid on the shares being redeemed through the date of redemption; provided, however, that in case of the payment of dividends under this paragraph (c), such dividends shall be paid in cash, and not in shares of Series B-2 Preferred Stock as provided in Section 6.4.2 above.

                  d. GENERAL.

                        i. The Corporation shall provide written notice of any mandatory or optional redemption under this Section, not less than 30 days prior to the date fixed or designated for such redemption, to the holders of record as of the relevant record date of the shares of Series B-2 Preferred Stock to be so redeemed at their respective addresses then appearing on the stock books of the Corporation. Each redemption notice to be provided under this Section 6.4.3 shall be by certified mail, return receipt requested and shall specify (i) the redemption date, (ii) the redemption price per share and (iii) the place for payment and for delivering necessary transfer instruments to be executed by the holder in order for the holder to receive the redemption price. No holder of shares of Series B-2 Preferred Stock redeemed in accordance with this Section
6.4.3 shall be entitled to receive payment of the redemption price for such shares until such holder causes to be delivered in accordance with the redemption notice the stock certificate representing the shares so redeemed and transfer instructions satisfactory to the Company.

                        ii. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series B-2 Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series B-2 Preferred Stock redeemed by the Corporation pursuant to this Section 6.4.3 shall not be reissued and shall be canceled and retired.

            6.4.4 PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  a. DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 6.4.4. a.

                  b. SERIES B-2 PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and subject to the rights of the Series B-3 Preferred Stock, the holders of the Series B-2 Preferred Stock shall be entitled to receive $1.00 in cash for each share of Series B-2 Preferred Stock (together with all accrued and unpaid dividends on each share of Series B-2 Preferred Stock), before any distribution of the assets of the Corporation shall be made in respect of the outstanding Junior Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B-2 Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series B-2 Preferred Stock as aforesaid shall be insufficient to permit the payment to them of such $1.00 per share (plus such accrued and unpaid dividends), the assets of the Corporation shall be distributed to the holders of the Series B-2 Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series B-2 Preferred Stock, the remainder of the assets of the Corporation, if any, after the distribution as aforesaid shall be distributed and divided ratably among the holders of the Junior Stock then outstanding according to their respective shares, interests and priorities.

            6.4.5 CONVERSION RIGHTS. The Series B-2 Preferred Stock shall be convertible as follows:
                  a. OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 6.4.5, the holder of any shares of Series B-2 Preferred Stock shall have the right at such holder's option, at any time prior to the close of business on the date fixed for redemption, and without the payment of any additional consideration therefor, to convert any of such shares of Series B-2 Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio (as defined in Section 6.4.5(d) below) in effect on any Conversion Date (as defined in Section 6.4.5(e) below) upon the terms hereinafter set forth.

                  b. AUTOMATIC CONVERSION. Each outstanding share of Series B-2 Preferred Stock shall automatically convert, without any further act of the Corporation or its stockholders, at the Conversion Ratio then in effect, into fully paid and nonassessable shares of Common Stock upon the consummation of a Qualified Public Offering, provided that the per share offering price to the public is not less than $3.50 per share (as adjusted for stock splits, combinations and similar corporate events).

                  c. ACCRUED DIVIDENDS. Upon any optional or automatic conversion under paragraph (a) or (b) above, the Corporation shall simultaneously with such conversion, pay to the holders of the Series B-2 Preferred Stock being converted all dividends accrued and unpaid on the shares being converted through the date of conversion; provided, however, that in case of payment of dividends under this paragraph (c), such dividends shall be paid in cash, and not in shares of Series B-2 Preferred Stock as provided in Section 6.4.2 above.

                  d. CONVERSION RATIO. Each share of Series B-2 Preferred Stock shall be convertible pursuant to Sections 6.4.5(a) and 6.4.5(b) into a number of shares of Common Stock determined by dividing (x) $1.00 (the liquidation value per share) by (y) the Conversion Factor in effect on any Conversion Date (the "Conversion Ratio"). For the purposes of this Section 6.4.5, the term "Conversion Factor" initially shall mean $11.00.

                  e. MECHANICS OF CONVERSION. The holder of any shares of Series B-2 Preferred Stock may exercise the conversion right specified in Section 6.4.5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of automatic conversion pursuant to Section 6.4.5(b), the outstanding shares of Series B-2 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B-2 Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made or on the date specified in
Section 6.4.5(b), as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 6.4.5(g)(iii), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series B-2 Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversion pursuant to Section 6.4.5(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 6.4.5(f). Subject to the provisions of Section 6.4.5(g)(iii), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B-2 Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 6.4.5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B-2 Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  f. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B-2 Preferred Stock. If more than one share of Series B-2 Preferred Stock is surrendered for conversion at any one time by the same holder or is held by the same holder at the time of any automatic conversion, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered or held, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B-2 Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Market Price, rounded to the nearest cent ($.01), of one share of Common Stock.

                  g. CONVERSION FACTOR ADJUSTMENTS. The Conversion Factor shall be subject to adjustment from time to time as follows:

                        i. STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur.

                        ii. ROUNDING OF CALCULATIONS: MINIMUM ADJUSTMENT. All calculations under this Section 6.4.5(g) shall be made to the nearest cent ($.01)
or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 6.4.5 to the contrary notwithstanding, no adjustment in the Conversion Factor shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Factor until the end of one year after such adjustment otherwise would have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Factor or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if the events giving rise to them had occurred simultaneously on the date of the first such event.

                        iii. TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this Section 6.4.5(g) provide that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Series B-2 Preferred Stock converted after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 6.4.5(f); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  h. COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series B-2 Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in the name other than that of the holder of the shares of Series B-2 Preferred Stock in respect of which such shares are being issued.

            6.4.6 VOTING RIGHTS. Such share of Series B-2 Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series B-2 Preferred Stock could then be converted (with any fractional shares determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any questions or action upon which holders of Common Stock have the right to vote and shall not vote as a separate class except as required by law.

            6.4.7 RIGHT OF FIRST REFUSAL. If any holder of Series B-2 Preferred Stock desires to sell, assign, transfer or otherwise dispose of any shares of Series B-2 Preferred Stock, then such holder (for purposes of this Section 6.4.7, the "Selling Stockholder"), prior to making any such sale, shall first offer such shares of Series B-2 Preferred Stock (for purposes of this Section 6.4.7, the "Option Shares") for sale to the Corporation and then to the other holders of the Series B-2 Preferred Stock on a pro rata basis as hereafter provided, in accordance with the following provisions of this Section 6.4.7.

                  a. OPTION PRICE, TERMS; OFFERING NOTICES. The price per Option Share at which the Selling Stockholder shall be required to offer the Option Shares (for purposes of this Section 6.4.7, the "Option Price") and the terms of such offer, shall be the price at which and the terms upon which any proposed third party purchaser shall have offered to purchase the Option Shares from the Selling Stockholder and which the Selling Stockholder is prepared to accept. Each offer required to be made by the Selling Stockholder pursuant to this
Section 6.4.7 shall be made by a written notice (for purposes of this Section 6.4.7, the "Offering Notice") which shall state that the offer is being made pursuant to this Section 6.4.7 and which shall set forth the number of Option Shares, the name or names of the proposed purchaser or purchasers of the Option Shares, the price per share offered by such proposed purchaser or purchasers for the Option Shares, the method of payment of the purchase price and the scheduled date of consummation of such proposed sale. A copy of the written offer from any proposed third-party purchaser shall be attached to each Offering Notice.

                  b. OFFER TO THE CORPORATION. The Selling Stockholder shall offer the option Shares to the Corporation by delivering an offering Notice to the Corporation. Within 30 days following the Corporation's receipt of such Offering Notice, the Corporation shall deliver to the Selling Stockholder a reply notice accepting the offer of the Selling Stockholder with respect to all (but not less than all) of the Option Shares or rejecting such offer. If by such reply notice the Corporation accepts the offer made by the Selling Stockholder, the reply notice shall constitute an agreement binding on the Selling Stockholder and the

Corporation to sell and purchase the option Shares at a price per share equal to the option Price. If within such 30-day period, the Corporation shall have failed to deliver a reply notice accepting the offer of the Selling Stockholder as to all of the Option Shares, the Corporation shall be deemed to have rejected such offer. If the Corporation rejects or intends to reject such offer, it shall mail a notice to such effect to every record holder (other than the Selling Stockholder) of the Series B-2 Preferred Stock as of the date of the Corporation's receipt of the Offering Notice. (collectively, "Remaining Stockholders"); which notice of the Corporation shall also include a copy of the Offering Notice.

                  c. OFFER TO REMAINING STOCKHOLDERS. If the Corporation rejects or is deemed to have rejected the foregoing offer under paragraph (b) above, then the Selling Stockholder shall thereupon be deemed to have offered the Option Shares to the Remaining Stockholders on the same price and terms set forth in the Offering Notice. Such offer shall be made on a pro rata basis in accordance with each Remaining Stockholder's holdings of Series B-2 Preferred Stock on the date of the Offering Notice; provided, however, that prior to acceptance of such offer, any one or more Remaining Stockholders may agree among themselves as to a different allocation for purposes of accepting such offer. Within 30 days following the date of the Corporation's notice referred to in paragraph (b) above, each Remaining Stockholder desiring to accept such offer shall deliver to the Selling Stockholder a reply notice accepting the offer of the Selling Stockholder with respect to all (but not less than all) of such Remaining Stockholder's pro rata portion of the Option Shares, or rejecting such offer; provided, however, that prior to expiration of such 30-day period, the Selling Stockholder shall have received reply notices from Remaining Stockholders as to all (but not less than all) of all Option Shares being offered. If by such reply notice(s) the Remaining Stockholders collectively accept the offer made by the Selling Stockholder, such reply notice(s) shall constitute an agreement binding on the Selling Stockholder and each such Remaining Stockholder (severally, but not jointly) to sell and purchase the Option Shares at a price per share equal to the Option Price. If within such 30-day period, the Remaining Stockholders collectively shall have failed to deliver one or more reply notices accepting the offer of the Selling Stockholder as to all of the Option Shares, the Remaining Stockholders shall be deemed to have rejected such offer.

                  d. LAPSE OF OPTION. If the foregoing offer to sell Option Shares has been made by the Selling Stockholder and has not been accepted by the Corporation or the Remaining Stockholders, then the Selling Stockholder may sell not less than all of the Option Shares at any time within, but not subsequent to, 60 days after the lapse of the option granted pursuant to this Section 6.4.7; provided, however, that no sale of the option Shares shall be made at any price lower than the Option Price or on terms materially different from those specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice. If after the lapse of such 60-day period the Option Shares shall not have been sold, all of the provisions of this Section 6.4.7 shall apply to any future sale or other disposition of shares of Series B-2 Preferred Stock owned by the Selling Stockholder.

                  e. CONSUMMATION OF PURCHASES. Each transaction of purchase and sale of Option Shares pursuant to this Section 6.4.7 shall be completed by delivery of the stock certificates representing the Option Shares endorsed in blank, or accompanied by duly executed stock powers, and by actual registration of the transfer of the Option Shares on the books of the Corporation upon payment of the purchase price to the Selling Stockholder. Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the 30th day following the date of delivery of the last reply notice given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

            6.4.8 EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series B-2 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

      6.5 DESIGNATION. Three Million Five Hundred Thousand (3,500,000) shares of Preferred Stock shall be designated "Series B-3 Preferred Stock" (herein referred to as "Series B-3" Preferred Stock"), each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

            6.5.1 DEFINITIONS. For purposes of Section 6.5 hereof, the following terms shall have the following definitions or shall be subject to the following rules of construction:


                  (a) "Board of Directors" means the Board of Directors of the Corporation.

                  b. "Brazos" means Brazos Sportswear, Inc., a Texas corporation and subsidiary of the Corporation.

                  c. "Common Stock" means shares of the Corporation's Common Stock, no par value per share.

                  d. "Junior Stock" means, collectively, the Common Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

                  e. "Mandatory Redemption Date" means the earlier to occur of
(i) the date of consummation of a Qualified Public Offering, but only to the extent the offering price per share of Common Stock is less than $17.50 (as adjusted for stock splits, combinations and other similar corporate events),
(ii) the date of consummation of a Sale, or (iii) December 31, 2003.

                  f. "Market Price" of a share of Common Stock on any given date means (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Market Price of a share of Common Stock shall be determined by the Board in its absolute discretion.

                  g. The term "outstanding," when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

                  h. "Preferred Stock" means shares of any series of the Corporation's Preferred Stock, $.001 par value per share.

                  i. "Qualified Public Offering" means the underwritten public offering of Common Stock by the Corporation for cash for its own account pursuant to a registration statement filed under the Securities Act (other than any registration statement relating to warrants, options or shares of capital stock of the Corporation granted or to be granted or sold primarily to employees, directors, or officers of the Corporation, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein or any registration statement covering securities issued in connection with any debt financing of the Corporation), in which the net offering proceeds to be received by the Corporation are at least $15,000,000.

                  j. "Quarterly Dividend Date" means the last day of each March, June, September and December in each year in which any shares of Series B-3 Preferred Stock are outstanding.

                  k. "Sale" means a single transaction or a series of related transactions having the effect of (i) the sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Corporation to any other corporation or corporations or other person or persons (other than a subsidiary of the Corporation), (ii) the sale, transfer or conveyance (other than in a merger or consolidation of the Corporation) of all or substantially all of the issued and outstanding voting securities of the Corporation to any other corporation or corporations or other person or persons or (iii) the merger or consolidation of the Corporation with or into any other corporation or corporations or entity or entities in which the Corporation is not the sole surviving corporation or continuing corporation, other than a consolidation or merger in which the holders of shares of the Common Stock immediately preceding such consolidation or merger receive, directly or indirectly, (A) 50% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation and (B) securities representing 50% or more of the combined voting power of the voting stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such merger or consolidation.

                  l. "Securities Act" means the Securities Act of 1933, as amended.

                  m. "Senior Loan Agreement" (i) any loan, credit or other similar agreement, together with all notes, debentures, security agreements and other loan documents executed and delivered in connection therewith, evidencing any indebtedness of the Corporation or any successor entity for money heretofore, now or hereafter borrowed by the Corporation or any successor entity (or by any subsidiary of the Corporation or any successor entity and guaranteed by the Corporation or any successor entity) from one or more banks, financial institutions or other institutional lenders and (ii) upon consummation of the merger contemplated under that certain Plan and Agreement of Merger dated November 13, 1996 ("Merger Agreement"), between the Corporation and BSI Holdings, Inc. ("BSI"), (A) any item set forth in clause (i) above with respect to BSI or any successor entity (or by any subsidiary of BSI or any successor entity and guaranteed by BSI) including, without limitation, (x) the Second Amended and Restated Loan and Security Agreement dated as of August 9, 1996, among Brazos Sportswear, Inc., a Texas corporation and subsidiary of BSI ("Brazos") and Fleet Capital Corporation, as agent for itself and The First National Bank of Boston, as such Agreement may thereafter from time to time be amended, supplemented or restated and (y) those certain Debentures of Brazos dated August 9, 1996, payable to Allied Investment Corporation and Allied Investment Corporation II, in the original maximum principal amount of $3,500,000, (B) the Company's Junior Subordinated Debenture dated as of August 2, 1996, payable to the order of Plymouth Mills, Inc., in the original principal balance of $4,000,000 and (C) the Company's Junior Subordinated Debenture dated as of September 30, 1996, payable to the order of Plymouth Mills, Inc., with respect to 50% of the Earnout Amount determined pursuant to Section 1.2(d) of that certain Asset Purchase Agreement, dated August 2, 1996, between, among others, Brazos and Plymouth Mills, Inc.

                  n. "Series A-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-1 Preferred Stock, $.001 par value per share.

                  o. "Series A-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series A-2 Preferred Stock, $.001 par value per share.

                  p. "Series B-1 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-1 Preferred Stock, $.001 par value per share.

                  q. "Series B-2 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-2 Preferred Stock, $.001 par value per share.

                  r. "Series B-3 Preferred Stock" means the series of Preferred Stock designated by the Corporation as its Series B-3 Preferred Stock, $.001 par value per share.

                  s. All accounting terms used herein and not expressly defined herein shall have the meanings given to them in accordance with generally accepted accounting principles consistently applied and in effect as of the date of the relevant calculation.

            6.5.2 DIVIDENDS. The holders of Series B-3 Preferred Stock, in preference to the holders of Series A-2 Preferred Stock, Series A-1 Preferred Stock and the Common Stock, shall be entitled to receive, but only to the extent of funds legally available therefor, cumulative, preferential dividends at the annual rate of $.08 per share, payable as hereafter described. Such dividends shall commence to accrue on the shares of Series B-3 Preferred Stock and be cumulative from and after the date of issuance of such shares of Series B-3 Preferred Stock and shall be deemed to accumulate and accrue from day to day thereafter. Dividends under this Section 6.5.2 shall be payable quarterly in arrears so long as the Series B-3 Preferred Stock is outstanding, on or before each Quarterly Dividend Date. Other than dividends payable incident to a redemption of the Series B-3 Preferred Stock under Section 6.5.3 below or a conversion of the Series B-3 Preferred Stock under Section 6.5.5 below or in respect of fractional shares as described below, all dividends on the Series B-3 Preferred Stock hereunder shall be payable not in cash, but rather by the Corporation's issuance and delivery to each record holder of Series B-3 Preferred Stock of a number of additional shares of Series B-3 Preferred Stock determined by dividing the amount of each such dividend by $1.00. Within 30 days after each Quarterly Dividend Date, the Corporation shall issue and deliver to each record holder of Series B-3 Preferred Stock on such Quarterly Dividend Date one or more certificates evidencing the number of whole shares of Series B-1 Preferred Stock payable as a dividend to such holder as provided above, and such shares, when so issued and delivered, shall be deemed fully paid and nonassessable shares of the Corporation's Series B-3 Preferred Stock. No fractional shares of Series B-3 Preferred Stock or scrip will be issued in respect of fractional interests resulting from any dividend hereunder; in lieu of any fractional shares of Series B-3 Preferred Stock which may be issued as aforesaid, the holders thereof instead shall receive a cash payment in an amount equal to the product of such fraction multiplied by $1.00. So long as any of the Series B-3 Preferred Stock remains outstanding, no dividends or distributions (other than dividends or distributions on Common Stock payable in Common Stock) shall be paid upon, or declared or set apart for, any Series A-2 Preferred Stock, Series A-1 Preferred Stock and Common Stock, nor shall any of such stock (other than Common Stock acquired in exchange for, or out of the cash proceeds of, the issue of other Common Stock or out of cash contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired by the Corporation, unless and until in either case all cumulative dividends on the then outstanding shares of Series B-3 Preferred Stock shall have been or concurrently shall be paid.

            6.5.3 REDEMPTION.

                  a. MANDATORY REDEMPTION. Subject to the provisions of Section 6.5.3(d), on the Mandatory Redemption Date, the Corporation shall redeem, out of funds legally available therefor, all of the shares of Series B-3 Preferred Stock then outstanding, at a redemption price of $1.00 per share (plus all accrued and unpaid dividends thereon through such date as provided in Section 6.5.3(c) below).

                  b.          OPTIONAL REDEMPTION.

                        i. Subject to the provisions of Section 6.5.3(d), at any time while any shares of Series B-3 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of the Series B-3 Preferred Stock, at a redemption price of $1.00 per share (plus all accrued and unpaid dividends thereon through the date designated for redemption as provided in Section 6.5.3(c) below), all or any portion of Series B-3 Preferred Stock outstanding on the date designated for such redemption. In case less than all of the outstanding shares of Series B-3 Preferred Stock are to be redeemed under this Section 6.5.3(b)(i), such redemption shall be made on a pro rata basis in accordance with each holder's respective holdings of such shares as of the date designated for redemption.

                        ii. In addition to the optional redemption pursuant to
Section 6.5.3(b)(i) and subject to the provisions of Section 6.5.3(d), at any time while any shares of Series B-3 Preferred Stock are outstanding, the Corporation, at the option of the Board of Directors, may redeem from the holders of Series B-3 Preferred Stock, out of funds legally available therefor, at a redemption price of $.001 per share (plus all accrued and unpaid dividends thereon through such date as provided in Section 6.5.3(c) below), all but not less than all, of the shares of Series B-3 Preferred Stock outstanding on the date set for redemption provided that the right of the Corporation to redeem the shares of Series B-3 Preferred Stock under this Section 6.5.3(b)(ii) is subject to the Company mailing the redemption notice in accordance with Section 6.5.3(d) within 30 days following any period of 20 consecutive trading days during which the Market Price per share of the Common Stock is at or above $17.50 per share (as adjusted for stock splits, combinations and other similar corporate events).

                        iii. Notwithstanding any provision contained in this
Section 6.5.3(b) to the contrary, in no event shall the Corporation redeem any shares of Series B-3 Preferred Stock under this Section 6.5.3(b), nor shall any holders of such shares accept payment upon such redemption, if at the time of such redemption there exists a default or event of default within the meaning of any Senior Loan Agreement or such redemption would cause a default or event of default under any Senior Loan Agreement.

                  c. ACCRUED DIVIDENDS. Upon any mandatory or optional redemption under paragraph (a) or (b) above, the Corporation shall, simultaneously with the making of any such redemption, pay to the holders of the Series B-3 Preferred Stock being redeemed all dividends accrued and unpaid on the shares being redeemed through the date of redemption; provided, however, that in case of the payment of dividends under this paragraph (c), such dividends shall be paid in cash, and not in shares of Series B-3 Preferred Stock as provided in Section 6.5.2 above.

                  d. GENERAL.

                        i. The Corporation shall provide written notice of any mandatory or optional redemption under this Section 6.5.3 not less than 30 days prior to the date fixed or designated for such redemption, to the holders of record as of the relevant record date of the shares of Series B-3 Preferred Stock to be so redeemed as the case may be, at their respective addresses then appearing on the stock books of the Corporation. Each redemption notice to be provided under this Section 6.5.3 shall be by certified mail, return receipt requested and shall specify (i) the redemption date, (ii) the redemption price per share and (iii) the place for payment and for delivering necessary transfer instruments to be executed by the holder in order for the holder to receive the redemption price. No holder of shares of Series B-3 Preferred Stock redeemed in accordance with this Section 6.5.3 shall be entitled to receive payment of the redemption price for such shares until such holder causes to be delivered in accordance with the redemption notice the stock certificate representing the shares so redeemed and transfer instructions satisfactory to the Company.

                        ii. From and after the effective date of redemption and the setting aside of the funds necessary for redemption, notwithstanding that any certificate for shares of Series B-3 Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares to be redeemed shall no longer be deemed outstanding, and the holders of certificates representing such shares shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive, upon the surrender of such certificates, the redemption price therefor. Shares of Series B-3 Preferred Stock redeemed by the

Corporation pursuant to this Section 6.5.3 shall not be reissued and shall be canceled and retired.

            6.5.4 PREFERENCE ON LIQUIDATION, DISSOLUTION OR WINDING UP.

                  a. DEFINITION. A consolidation or merger of the Corporation, a sale or transfer of substantially all of its assets as an entirety, or any purchase or redemption of capital stock of the Corporation of any class, shall not be regarded as "liquidation, dissolution or winding up of the affairs of the Corporation" within the meaning of this Section 6.5.4.

                  b. SERIES B-3 PREFERRED STOCK. During any proceedings for the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series B-3 Preferred Stock shall be entitled to receive $1.00 in cash for each share of Series B-3 Preferred Stock (together with all accrued and unpaid dividends on each share of Series B-3 Preferred Stock), before any distribution of the assets of the Corporation shall be made in respect of the outstanding Junior Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B-3 Preferred Stock so as to be and continue available therefor. If upon such liquidation, dissolution or winding up, the assets distributable to the holders of the Series B-3 Preferred Stock as aforesaid shall be insufficient to permit the payment to them of such $1.00 per share (plus such accrued and unpaid dividends), the assets of the Corporation shall be distributed to the holders of the Series B-3 Preferred Stock ratably until they shall have received the full amount to which they would otherwise be entitled. If the assets of the Corporation are sufficient to permit the payment of such amounts to the holders of the Series B-3 Preferred Stock, the remainder of the assets of the Corporation, if any, after the distribution as aforesaid shall be distributed and divided ratably among the holders of the Junior Stock then outstanding according to their respective shares, interests and priorities.

            6.5.5 CONVERSION RIGHTS. The Series B-3 Preferred Stock shall be convertible as follows:

                  a. OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 6.5.5, the holder of any shares of Series B-3 Preferred Stock shall have the right at such holder's option, at any time prior to the close of business on the date fixed for redemption, and without the payment of any additional consideration therefor, to convert any of such shares of Series B-3 Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio (as defined in Section 6.5.5(d) below) in effect on any

Conversion Date (as defined in Section 6.5.5(e) below) upon the terms hereinafter set forth.

                  b. AUTOMATIC CONVERSION. Each outstanding share of Series B-3 Preferred Stock shall automatically convert, without any further act of the Corporation or its stockholders, at the Conversion Ratio then in effect, into fully paid and nonassessable shares of Common Stock upon the consummation of a Qualified Public Offering, provided that the per share offering price to the public is not less than $3.50 per share (as adjusted for stock splits, combinations and similar corporate events).

                  c. ACCRUED DIVIDENDS. Upon any optional or automatic conversion under paragraph (a) or (b) above, the Corporation shall simultaneously with such conversion, pay to the holders of the Series B-3 Preferred Stock being converted all dividends accrued and unpaid on the shares being converted through the date of conversion; provided, however, that in case of payment of dividends under this paragraph (c), such dividends shall be paid in cash, and not in shares of Series B-3 Preferred Stock as provided in Section
6.5.2 above.

                  d. CONVERSION RATIO. Each share of Series B-3 Preferred Stock shall be convertible pursuant to Sections 6.5.5(a) and 6.5.5(b) into a number of shares of Common Stock determined by dividing (x) $1.00 (the liquidation value per share) by (y) the Conversion Factor in effect on any Conversion Date (the "Conversion Ratio"). For the purposes of this Section 6.5.5, the term "Conversion Factor" initially shall mean $11.00.

                  e. MECHANICS OF CONVERSION. The holder of any shares of Series B-3 Preferred Stock may exercise the conversion right specified in Section 6.5.5(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of automatic conversion pursuant to Section 6.5.5(b), the outstanding shares of Series B-3 Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B-3 Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is

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made or on the date specified in Section 6.5.5(b), as the case may be, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 6.5.5(g)(iii), as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series B-3 Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversion pursuant to Section 6.5.5(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 6.5.5(f). Subject to the provisions of Section 6.5.5(g)(iii), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B-3 Preferred Stock surrendered for conversion (in the case of conversion pursuant to Section 6.5.5(a)), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B-3 Preferred Stock representing the unconverted portion of the certificate so surrendered.

                  f. FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B-3 Preferred Stock. If more than one share of Series B-3 Preferred Stock is surrendered for conversion at any one time by the same holder or is held by the same holder at the time of any automatic conversion, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered or held, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B-3 Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then Market Price, rounded to the nearest cent ($.01), of one share of Common Stock.

                  g. CONVERSION FACTOR ADJUSTMENTS. The Conversion Factor shall be subject to adjustment from time to time as follows:

                        i. STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common

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
Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur.

                        ii. ROUNDING OF CALCULATIONS: MINIMUM ADJUSTMENT. All calculations under this Section 6.5.5(g) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 6.5.5 to the contrary notwithstanding, no adjustment in the Conversion Factor shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Factor until the end of one year after such adjustment otherwise would have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Factor or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if the events giving rise to them had occurred simultaneously on the date of the first such event.

                        iii. TIMING OF ISSUANCE OF ADDITIONAL COMMON STOCK UPON CERTAIN ADJUSTMENTS. In any case in which the provisions of this Section 6.5.5(g) provide that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Series B-3 Preferred Stock converted after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 6.5.5(f); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing

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
such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  h. COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series B-3 Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in the name other than that of the holder of the shares of Series B-3 Preferred Stock in respect of which such shares are being issued.

            6.5.6 VOTING RIGHTS.

                  a. The Corporation shall not, without the consent of the holders of at least a majority of the shares of the outstanding Series B-3 Preferred Stock, adopt any amendment to this Certificate which would alter or change the powers, preferences or special rights of the Series B-3 Preferred Stock so as to affect them adversely, PROVIDED that except as otherwise required by law, no such consent shall be required with respect to (i) any amendment to this Certificate that increases or decreases the number of shares of Series B-3 Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares to below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has any powers, preferences or rights that are different from, greater than, superior to or in preference of the Series B-3 Preferred Stock.

                  b. Except as provided in paragraph (a) above or otherwise required by law, the holders of Series B-3 Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

            6.5.7 RIGHT OF FIRST REFUSAL. If any holder of Series B-3 Preferred Stock desires to sell, assign, transfer or otherwise dispose of any shares of Series B-3 Preferred Stock, then such holder (for purposes of this Section 6.5.7, the "Selling Stockholder"), prior to making any such sale, shall first offer such shares of Series B-3 Preferred Stock (for purposes of this Section 6.5.7, the "Option Shares") for sale to the Corporation and then to the other holders of the Series B-3 Preferred Stock on a pro rata basis as hereafter provided, in accordance with the following provisions of this Section 6.5.7.

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
                  a. OPTION PRICE, TERMS; OFFERING NOTICES. The price per Option Share at which the Selling Stockholder shall be required to offer the Option Shares (for purposes of this Section 6.5.7, the "Option Price") and the terms of such offer, shall be the price at which and the terms upon which any proposed third party purchaser shall have offered to purchase the Option Shares from the Selling Stockholder and which the Selling Stockholder is prepared to accept. Each offer required to be made by the Selling Stockholder pursuant to this
Section 6.5.7 shall be made by a written notice (for purposes of this Section 6.5.7, the "Offering Notice") which shall state that the offer is being made pursuant to this Section 6.5.7 and which shall set forth the number of Option Shares, the name or names of the proposed purchaser or purchasers of the Option Shares, the price per share offered by such proposed purchaser or purchasers for the Option Shares, the method of payment of the purchase price and the scheduled date of consummation of such proposed sale. A copy of the written offer from any proposed third-party purchaser shall be attached to each Offering Notice.

                  b. OFFER TO THE CORPORATION. The Selling Stockholder shall offer the option Shares to the Corporation by delivering an offering Notice to the Corporation. Within 30 days following the Corporation's receipt of such Offering Notice, the Corporation shall deliver to the Selling Stockholder a reply notice accepting the offer of the Selling Stockholder with respect to all (but not less than all) of the Option Shares or rejecting such offer. If by such reply notice the Corporation accepts the offer made by the Selling Stockholder, the reply notice shall constitute an agreement binding on the Selling Stockholder and the Corporation to sell and purchase the option Shares at a price per share equal to the option Price. If within such 30-day period, the Corporation shall have failed to deliver a reply notice accepting the offer of the Selling Stockholder as to all of the Option Shares, the Corporation shall be deemed to have rejected such offer. If the Corporation rejects or intends to reject such offer, it shall mail a notice to such effect to every record holder (other than the Selling Stockholder) of the Series B-3 Preferred Stock as of the date of the Corporation's receipt of the Offering Notice. (collectively, "Remaining Stockholders"); which notice of the Corporation shall also include a copy of the Offering Notice.

                  c. OFFER TO REMAINING STOCKHOLDERS. If the Corporation rejects or is deemed to have rejected the foregoing offer under paragraph (b) above, then the Selling Stockholder shall thereupon be deemed to have offered the Option Shares to the Remaining Stockholders on the same price and terms set forth in the Offering Notice. Such offer shall be made on a pro rata basis in accordance with each Remaining Stockholder's holdings of Series B-3 Preferred Stock on the date of the Offering Notice; provided, however, that prior to acceptance of such offer, any one or more Remaining Stockholders may agree among themselves as to a different allocation for purposes of accepting such offer. Within 30 days following the date of the Corporation's notice referred to in paragraph (b) above, each Remaining Stockholder desiring to accept such offer shall deliver to the Selling Stockholder a reply notice accepting the offer of the Selling Stockholder with respect to all (but not less than all) of such Remaining Stockholder's pro rata portion of the Option Shares, or rejecting such offer; provided, however, that prior to expiration of such 30-day period, the Selling Stockholder shall have received reply notices from Remaining Stockholders as to all (but not less than all) of all Option Shares being offered. If by such reply notice(s) the Remaining Stockholders collectively accept the offer made by the Selling Stockholder, such reply notice(s) shall constitute an agreement binding on the Selling Stockholder and each such Remaining Stockholder (severally, but not jointly) to sell and purchase the Option Shares at a price per share equal to the Option Price. If within such 30-day period, the Remaining Stockholders collectively shall have failed to deliver one or more reply notices accepting the offer of the Selling Stockholder as to all of the Option Shares, the Remaining Stockholders shall be deemed to have rejected such offer.

                  d. LAPSE OF OPTION. If the foregoing offer to sell Option Shares has been made by the Selling Stockholder and has not been accepted by the Corporation or the Remaining Stockholders, then the Selling Stockholder may sell not less than all of the Option Shares at any time within, but not subsequent to, 60 days after the lapse of the option granted pursuant to this Section 6.5.7; provided, however, that no sale of the option Shares shall be made at any price lower than the Option Price or on terms materially different from those specified in the Offering Notice or to any person or persons other than the persons specified in the Offering Notice. If after the lapse of such 60-day period the Option Shares shall not have been sold, all of the provisions of this
Section 6.5.7 shall apply to any future sale or other disposition of shares of Series B-3 Preferred Stock owned by the Selling Stockholder.

                  e. CONSUMMATION OF PURCHASES. Each transaction of purchase and sale of Option Shares pursuant to this Section 6.5.7 shall be completed by delivery of the stock certificates representing the Option Shares endorsed in blank, or accompanied by duly executed stock powers, and by actual registration of the transfer of the Option Shares on the books of the Corporation upon payment of the purchase price to the Selling Stockholder. Any such transaction shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Corporation on the 30th day following the date of delivery of the last reply notice

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
given in connection with such transaction or, if such day shall not be a business day, on the first business day thereafter during normal business hours.

            6.5.8 EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, the shares of Series B-3 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                                       1.   BOARD OF DIRECTORS

      7.1 The initial Board of Directors of the corporation shall consist of the following persons, who shall serve as the directors until the first annual meeting of stockholders or until their successors are elected and qualified:

            NAME                    MAILING ADDRESS

            Kevin C. James          6520 South 190th Street
                                    Kent, Washington 98032

      7.2 The number of directors of the corporation shall be fixed as provided in the Bylaws and may be changed from time to time by amending the Bylaws.

      7.3 The election of directors need not be by written ballot unless the Bylaws so provide.

      7.4 Subject to the limitations of the General Corporation Law of Delaware, and subject to the power of the stockholders of the corporation to change or repeal the Bylaws, the Board of Directors is expressly authorized to make, amend, or repeal the Bylaws of the corporation unless the stockholders in adopting, amending or repealing a particular bylaw have provided expressly that the Board of Directors may not amend or repeal that bylaw.

                                       II. INDEMNIFICATION

      8.1 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or if such director or officer is or was serving at the request of the corporation as a director, officer, trustee, employee or

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
agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      8.2 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or if such director or officer is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      8.3 To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

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
      8.4 Any indemnification under Section 8.1 or 8.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

      8.5 Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8.4 upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      8.6 The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification powers of the corporation shall be as broad as is allowed under applicable law.

      8.7 Upon the majority vote of a quorum of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or if such director or officer is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation shall have indemnified him or her against such liability under the provisions of this Article. Upon a majority vote of a quorum of the Board of Directors, the corporation may indemnify a person who is or was an employee or agent of the corporation, or if such employee or agent is or was serving at the

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
request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, pursuant to and in accordance with the provisions of this Article.

                             IX. DIRECTOR LIABILITY

      To the fullest extent permitted by the General Corporation Law of Delaware, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article shall not adversely affect a director of the corporation with respect to any conduct of such director occurring prior to such amendment or repeal.

                  X. TRANSACTIONS WITH INTERESTED STOCKHOLDERS

      The corporation hereby elects not to be governed by Section 203 of Title 8 of the General Corporation Law of Delaware.

                                XI. INCORPORATOR

      The name and mailing address of the incorporator is Kevin C. James, 6520 South 190th Street, Kent, Washington 98032. The powers and liabilities of the incorporator shall terminate upon the filing of the Certificate of Incorporation.

                               XII. MISCELLANEOUS

      12.1 Except as otherwise provided in this Certificate, as amended from time to time, the corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate in any manner now or hereafter prescribed or permitted by statute. All rights, powers, privileges and discretionary authority granted or conferred upon stockholders or directors in this Certificate are granted subject to this reservation. A stockholder of the corporation does not have a vested property right resulting from any provision of this Certificate of Incorporation.

      12.2 The corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Delaware, including this Certificate or any amendments hereto, without the necessity of special stockholder approval of such corrections.

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
      THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that the facts herein stated are true, and have accordingly hereunto set his hand this _____ day of February, 1997.



                                          _____________________________________
                                          Kevin C. James

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